Exhibit 10.6

FIRST AMENDMENT

This First Amendment (this “Amendment”) is made and entered into on this 19th day of September, 2002, by and among NEC Infrontia, Inc. (“NECII”), a Connecticut Corporation with offices at 6535 N. Highway 161, Building A, Irving, Texas 75039 and Info-Hold, Inc. (“Info-Hold”), an Ohio Corporation with offices at 396 Wards Corner Road, Building 200, Loveland, Ohio 45140.

W I T N E S S E T H

WHEREAS, NECII and Info-Hold entered into an OEM Distribution Agreement dated June 7, 2002 (the “Agreement”); and

WHEREAS, both NECII and Info-Hold desire to amend the Agreement as follows:

1.	Revise the Schedules A-E to correct typographical errors; and

2.	To amend the Agreement to include additional PRODUCTS in Schedule A.

3.	This Amendment contains additional terms and conditions and clarifications for the Agreement between NECII and Info-Hold. Definitions provided in the Agreement shall remain consistent in this Amendment unless specifically otherwise indicated. To the extent such terms are inconsistent with other provisions of this Agreement, the terms and conditions set forth above shall supersede such inconsistent terms.

The undersigned parties represent and warrant that they have full power and authority to enter into this Agreement.

NEC INFRONTIA, INC.

By:	/s/ Ram Menghani
Name:	Ram Menghani
(Print or type)
Title:	General Manager
Date:	9-25-2002

INFO-HOLD, INC.

By:	/s/ Joey C. Hazenfield
Name:	Joey C. Hazenfield
(Print or type)
Title:	President/CEO
Date:	9-24-2002

SCHEDULE A

PRODUCTS

Info-Hold will OEM following products and services to NECII:

1. Protegé. This is a music-on-hold product which allows the users to communicate the on-hold messaging campaign or desired music to the callers when placed on hold. This product will interface with the NEC® KTS and PBX products through music-on-hold interface. The design of the PRODUCT is based on compact disc technology.

Following are some of the major features:

•	Messages can be programmed on-site

•	Dated messages can be skipped

•	Allows you to build an accumulating library of messages

•	Built in memory will automatically reprogram the last played sequence in the event of power loss

•	State-of-the-art digital sound quality

•	RCA Cable – P/N 750318

•	Remote for Protégé system – P/N 750317

2. Info-Link. This PRODUCT includes all of the same features as the Protegé, but also provides:

•

Remote access from any Windows® compatible PC with internet access. It allows the end-user to access their message library and all message options (and scripts), including the ability to see what messages are playing at each location.

•

Remote programmability which allows the end-user to have control to send signals to the remote sites to select or deselect messages to be played from the on site library this product is primarily designed for multi location end users.

•	RCA Cable – P/N 750318

SERVICES

Info-Hold will provide service for customized audio content and production services at initial release. This service will be based on a subscription between the end-user customer and Info-Hold. Info-Hold shall pay a percentage of the subscription revenue, percentage to be negotiated at a later time, to NECII under a joint marketing program as profits for all customers generated under this Agreement.

SCHEDULE B

PRICING

PRODUCT PRICING

All systems are fully configured and ready to plug in and use when shipped.

NECII will pay $210 for each system protege system ordered.

NECII will pay $260.00 for each link system ordered.

SUBSCRIPTION PRICING & REVENUE SHARING

The cost of subscription for customized audio contents is variable. This cost will be negotiated between the end user customer and Info-Hold. Info-Hold will provide NECII with six percent (6%) of gross revenues received from customers generated by subscription under this agreement. Info-Hold shall be responsible for accurately accounting for all such revenue and for forwarding the agreed upon portion (6%). Payment shall be made to NECII in quarterly installments, unless otherwise requested by NECII, beginning on the first day of the first new calendar quarter after the first such revenues are received by Info-Hold under this Agreement.

SCHEDULE C

NECII PACKAGING & LABELING REQUIREMENTS

Info-Hold will meet the specific packaging and labeling requirements. A Packaging document will be submitted to Info-Hold by NECII for the PRODUCT packaging and labeling.

SCHEDULE D

INSPECTION AND ACCEPTANCE STANDARDS

ACCEPTANCE STANDARDS:

The PRODUCT will be tested for following criteria for final acceptance:

1. Alpha test: In NECII labs – Following items will be tested;

a.	Integration with Electra Elite ® Key telephone system

b.	Audio quality

c.	Reliability

d.	Burn in and heat test

e.	Installation

f.	Documentation

2. Beta Test: The PRODUCT will be tested in the field on a live system at an end-user site.

3. Regulations: Verify all the US Canadian and South American regulatory requirements.

INSPECTION STANDARDS:

Sampling test is to be based on Zero Acceptance Number Sampling Plans using an AQL of 0.65% for “Major Defects” and 1.0% for “Minor Defects”.

The criteria for Major Defects are as follows:

(1)	1 or more scratch, crack, or other damaged on front face which is visible at 1m.

(2)	2 or more of the above visible at 50cm.

(3)	1 or more scratch, crack, or other damage on side, back, or top face which is visible at 1m.

(4)	Any excessive damage to the bottom of the unit, such as deep scratches, cracks which are separated, etc.

(5)	1 or more spots on the front, top, or side face with a diameter greater than 1.0mm.

(6)	2 or more spots on the front, top, or side face with 0.6<D<l.0mm.

(7)	3 or more spots on the front, top, or side face with 0.4<D<0.6mm.

(8)	5 or more spots on the front, top, or side face with 0.2<D<0.4mm.

(9)	Gaps greater than or equal to 1.0mm on the base or handset.

(10)	Base is not flat and rocks when placed on the surface plate.

(11)	Missing or incorrect indications.

(12)	Missing or incorrect, or loose screws which affect appearance, function, or safety.

(13)	Screws which have been damaged and cannot be removed using standard tools.

(14)	Any missing accessory (screws, AC adapter, function label, function cover, caution label, FCC and UL ID labels, etc).

(15)	Damaged power cord, which exposes conductors.

(16)	Functional defects.

The	criteria for Minor Defects are as follows:

(1)	1 or more scratch, crack, or other damaged on front face which is visible at 50cm.

(2)	1 or 2 scratches, crack, or other damage on side, back, or top face which is visible at 50cm.

(3)	Multiple scratches, cracks, or other damage to the bottom of the base.

(4)	1 or more spots on the front, top, or side face with a diameter greater than 0.6<D<1.0mm.

(5)	2 or more spots on the front, top, or side face with 0.4<D<0.6mm.

(6)	3 or more spots on the front, top, or side face with 0.2<D<0.4mm.

(7)	5 or more spots on the front, top, or side face with D<0.2mm.

(8)	Missing, incorrect, or loose screws which do not affect appearance, function, or safety.

(9)	Screws which have been damaged but can be removed using standard tools.

(10)	Damaged power cord, which does not expose conductors.

SCHEDULE E

WARRANTY & OUT OF WARRANTY SERVICES AND MISCELLANEOUS

1.	REPAIR: Like new condition

For products covered under Info-Hold’s three-year limited warranty, Info-Hold will provide NECII or its designee with replacement units that are in refurbished, “like new” condition. Units will be replaced on an advanced replacement basis in accordance with section 8b of the Agreement.

2.	COST: Out of Warranty repair

After the expiration of three-year warranty period, Info-Hold will provide NECII with replacement units at 45% of NECII’s Cost.

3.	Warranties tracking method

Info-Hold will provide a three-year warranty on the PRODUCTS and will track the warranty by a bar-coded date on the back of the unit.

4.	Escalation for support calls

Info-Hold will have a group of CSR’s designated to take second-level support calls from NECII’s affiliate’s technical support group. The escalation for support call will be to Group leader and then to the Director of Installation and Support Services, and then to the Vice President of Client Services.

5.	Shipping Process

The standard sales and ordering process will be as follows:

1)	Info-Hold will receive an order, in the form of a PO, from NECII.

2)	The Info-Hold inside sales representative for NECII will place the order in our systems and designate “standard UPS ground” as a default shipping method. If specified on Info-Hold’s purchase order a special shipping, i.e., over-night delivery, Info-Hold will designate shipping, and then charge NECII for shipping. In both cases, Info-Hold will pay the shipping, and then invoice NECII for the actual shipping amount.

3)	The purchase order will contain the following information: ship-to address, bill-to address, shipping method, customer contact information for custom productions, and a list of products ordered.

4)	An invoice and packing slip will be generated, the invoice being sent to NECII, and the packing slip being placed in the shipping box.

5)	The PRODUCT will be shipped to the customer or designated location.

6)	Info-Hold will provide NECII with a weekly summary of all PRODUCT shipments. Info-Hold’s longer-term strategy is to have a designated web page for NECII, so that NECII can log onto Info-Hold’s web site and check the status, in a near real-time basis, for all orders. A contact person will be designated at NECII to receive the weekly shipment reports.

7)	RMA process: Info-Hold will troubleshoot the problem with NECII, and if there is a defective part, Info-Hold will give NECII an RMA number. NECII or its designee will box the unit, place the RMA number on the unit, and ship it back to Info-Hold. Once Info-Hold receives the unit, a new unit will be shipped to NECII.

8)	Packaging and labeling process: Info-Hold will meet the packaging specification provided by NECII. NECII will provide Info-Hold with labels in lots of 1,000, and Info-Hold will place the appropriate labels on the shipping box in accordance with the packaging specification provided by NECII.

9)	Contents of shipping box: The box will contain the following: the box will include a User’s guide, an end user license agreement for custom messages, all necessary cords for the dealer to install the system, a starter disc with pre-recorded messages to allow the end-user to enable the system at time of install and to use these music and message tracks until the customer’s custom tracks are produced and Protégé system complete with remote for end user programming of the desired tracks on the Protégé message system.

SCHEDULE F

CONFIDENTIALITY AGREEMENT